Exhibit 2.1

Execution Version

AMENDMENT NO. 1

TO

AGREEMENT AND PLAN OF MERGER

This Amendment No. 1, dated as of April 14, 2025 (this “Amendment”), to the Agreement and Plan of Merger, dated as of January 14, 2025 (the “Agreement”), is by and among Amplify Energy Corp., a Delaware corporation (“Parent”), Amplify DJ Operating LLC, a Delaware limited liability company (“First Merger Sub”), Amplify PRB Operating LLC, a Delaware limited liability company (“Second Merger Sub”), North Peak Oil & Gas, LLC, a Delaware limited liability company (“NPOG”), Century Oil and Gas Sub-Holdings, LLC, a Delaware limited liability company (“COG”), and, solely for the purposes set forth therein, Juniper Capital Advisors, L.P., a Delaware limited partnership (the “Members’ Representative”), and each of the Specified Company Entities. Capitalized terms used and not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, on January 14, 2025, the parties entered into the Agreement, pursuant to which, among other things, (a) First Merger Sub will merge with and into NPOG, with NPOG surviving as an indirect, wholly owned subsidiary of Parent, and (b) Second Merger Sub will merge with and into COG, with COG surviving as an indirect, wholly owned subsidiary of Parent; and

WHEREAS, pursuant to and in accordance with Section 9.2 of the Agreement, the parties desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements set forth in the Agreement and this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.            Amendment. The Agreement is hereby amended as follows:

(a)           Section 6.21 of the Agreement is hereby amended and restated in its entirety as follows:

“At or prior to, and conditioned upon, the Closing, Members’ Representative shall, or shall cause its Affiliates to, deliver evidence reasonably satisfactory to the Parent that Members’ Representative, or its Affiliates, have, following the date of this Agreement, made cash contributions, in an aggregate amount of $15,000,000, to the Acquired Companies or the Acquired Company Subsidiaries.”

2.            References to and Effect on the Agreement. On and after the date of this Amendment, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import, and all documents delivered in connection with the Agreement shall mean and be a reference to the Agreement as amended hereby. Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect in accordance with its terms, and the Agreement, as amended hereby, is hereby confirmed and ratified in all respects. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the parties under the Agreement or any of the documents delivered in connection with the Agreement.

3.             Counterparts. This Amendment may be executed in any number of counterparts, each of which is an original, and all of which, when taken together, constitute one Amendment. Delivery of an executed signature page of this Amendment by facsimile or other customary means of electronic transmission (e.g., “pdf”) will be effective as delivery of a manually executed counterpart hereof.

4.             Governing Law. This Amendment, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Amendment, or the negotiation, execution or performance of this Amendment, shall be governed by, and construed in accordance with, the laws of the state of Delaware, without giving effect to the principles of conflicts of law thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Agreement and Plan of Merger effective as of the date first above written.

NPOG

NORTH PEAK OIL & GAS, LLC

By:	/s/ Edward Geiser
Name:	Edward Geiser
Title:	Authorized Representative

COG

CENTURY OIL AND GAS SUB-HOLDINGS, LLC

By:	/s/ Edward Geiser
Name:	Edward Geiser
Title:	Authorized Representative

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

PARENT

AMPLIFY ENERGY CORP.

By:	/s/ Martyn Willsher
Name:	Martyn Willsher
Title:	President and Chief Executive Officer

FIRST MERGER SUB

AMPLIFY DJ OPERATING LLC

By:	/s/ Martyn Willsher
Name:	Martyn Willsher
Title:	President and Chief Executive Officer

SECOND MERGER SUB

AMPLIFY PRB OPERATING LLC

By:	/s/ Martyn Willsher
Name:	Martyn Willsher
Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

MEMBERS’ REPRESENTATIVE

JUNIPER CAPITAL ADVISORS, L.P.

By:	/s/ Edward Geiser
Name:	Edward Geiser
Title:	Authorized Representative

SPECIFIED COMPANY ENTITIES

LONGS PEAK RESOURCES, LLC

By:	/s/ Edward Geiser
Name:	Edward Geiser
Title:	Authorized Representative

NORTH SILO RESOURCES, LLC

By:	/s/ Edward Geiser
Name:	Edward Geiser
Title:	Authorized Representative

CENTURY OIL AND GAS SOUTH, LLC

By:	/s/ Edward Geiser
Name:	Edward Geiser
Title:	Authorized Representative

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

CENTURY OIL AND GAS, LLC

By:	/s/ Edward Geiser
Name:	Edward Geiser
Title:	Authorized Representative

NAVIGATION POWDER RIVER, LLC

By:	/s/ Edward Geiser
Name:	Edward Geiser
Title:	Authorized Representative

PINE HAVEN RESOURCES, LLC

By:	/s/ Edward Geiser
Name:	Edward Geiser
Title:	Authorized Representative

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]